                                                                    EXHIBIT 99.3


HEALTHCARE REALTY TRUST
Return your completed Authorization Form for Automatic Monthly Deductions to:

EquiServe Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-3010



                        AUTHORIZATION FORM FOR AUTOMATIC
                               MONTHLY DEDUCTIONS
                     INSTRUCTIONS FOR REVERSE SIDE OF FORM

1. Indicate Type of Bank Account, Checking or Savings.
2. Indicate complete Bank Account Number.
3. Fill out the Name on Bank Account as it appears on your bank account.
4. Fill out the complete name of your Financial Institution including the Branch Name and Address.
5. Fill out the Transit/Routing Number (ABA #) from your check or savings deposit slip.
6. Indicate the monthly amount authorized to be deducted from your bank account to purchase Healthcare Realty Trust Incorporated Common Stock ($25 monthly minimum and $60,000 annual maximum).

Please call EquiServe Trust Company, N.A. toll free at 1-800-626-8729 with any questions.


Signature: ______________________________________________

Signature (Joint Account Only): _________________________
                       Phone
Date: ________________ Number: __________________________


I (we) understand that in furnishing the information requested above and by signing this form, I (we) authorize EquiServe to withdraw the specified amount by electronic funds transfer from the financial institution and account indicated. These funds will be used to purchase shares as described in the plan prospectus. This authorization form will remain in effect until I (we) submit written revocation or to terminate participation in the plan, and EquiServe has sufficient time to act on that revocation or termination.

PLEASE PRINT ALL ITEMS

1. Type of Account   [ ] Checking    [ ] Savings    2. ____________________________
                                                       Bank Account Number

3. ______________________________________________   5. ____________________________
   Name on Bank Account                                Transit/Routing Number
                                                       (ABA #)
4. ______________________________________________
   Financial Institution

   ______________________________________________   6. $___________________________
   Branch Street Address                                Amount of Monthly Deduction
                                                        ($25 minimum and $60,000
   ______________________________________________       annual maximum)
   Branch City, State and Zip Code

   Important: Enclose a voided check (if a checking account) or deposit slip
   (if a savings account) for account and bank transit/routing number verification. Please allow approximately 30 days for the Plan Agent to establish the automatic monthly deduction.


     ---------------------------------------------------------------------------
     John Smith                                                             0752
     123 Your Street
     Anywhere, USA 12345                                   _____________  20____


     PAY TO THE
     ORDER OF _____________________________________     $ _____________________

     ______________________________________________________       DOLLARS

     YOUR       000-001
     BANK       123 Main Street
                Anywhere, USA 12345

     FOR _____________________________               SAMPLE (NON-NEGOTIABLE)


     000 100047                  1234567890                    0752
     Transit/Routing Number      Bank Account Number       Check Number
     (ABA #)                                     (Do not include as part of your
                                                       Bank Account Number)
     ---------------------------------------------------------------------------